EXHIBIT 21.1

SUBSIDIARIES OF EQUIFAX INC.

Registrant - Equifax Inc. (a Georgia corporation)

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of March 2, 2006 (all of which are included in the consolidated financial statements), except as noted in the footnotes below:

State or
Country of
Name of Subsidiary	Incorporation

3032423 Nova Scotia Company (8)(10)	Nova Scotia

3651754 Canada Inc.(9)	Canada

Acrofax Inc.	Quebec

Alphafax Properties Limited Partnership	Georgia

Appro Systems, Inc.	Louisiana

CD Holdings, Inc.(13)	Georgia

Clearing de Informes S.A.(6)	Uruguay

Compliance Data Center, Inc.	Georgia

Computer Ventures, Inc.(1)	Delaware

Credit Bureau Services, Inc.(1)	Washington

Dicom S.A.(7)	Chile

Equifax Canada Inc.(2)	Canada

Equifax Capital Management, Inc.(1)	Georgia

Equifax Commercial Services Ltd.(4)	Ireland

Equifax Consumer Services, Inc.	Georgia

Equifax de Chile, S.A.(6)	Chile

Equifax Database Services, Inc.	Delaware

Equifax Decision Solutions, Inc.	Arizona

Equifax Decision Systems, B.V.	The Netherlands

Equifax Direct Marketing Solutions LLC	Georgia

Equifax do Brasil Holdings Ltda.(6)(17)	Brazil

Equifax do Brasil Ltda.(16)(17)	Brazil

Equifax eMarketing Solutions, Inc.	Florida

Equifax Europe LLC	Georgia

Equifax Finance (1), Inc.(1)	Georgia

Equifax Finance (2), Inc.(1)	Georgia

Equifax Financial Services(9)(12)	Ontario

Equifax Information Services LLC	Georgia

Equifax Information Services of Puerto Rico, Inc.	Georgia

Equifax Information Technology, Inc. (1)	Georgia

Equifax Investment (South America) LLC(6)	Georgia

Equifax (Isle of Man) Ltd.(4)	Isle of Man

Equifax Luxembourg (No. 2) S.À.R.L.	Luxembourg

Equifax Luxembourg S.A.	Luxembourg

Equifax Plc(4)(11)	England

Equifax Real Estate Mortgage Solutions, LLC(1)	Georgia

Equifax Receivables Finance LLC(15)	Delaware

Equifax Secure U.K. Ltd.(1)	United Kingdom

Equifax Settlement Services LLC(1)	Georgia

Equifax South America LLC	Georgia

Equifax Technology Solutions LLC	Georgia

Equifax Ventures, Inc.	Georgia

High Integrity Systems LLC	California

Imperitek Corporation	Georgia

Light Signatures, Inc.	California

NAV Acquisition Inc. (14)	Georgia

New Management Services LLC(1)	Delaware

Opt-Out Services LLC(1)	Delaware

Privista Inc.	Georgia

Propago S.A.(7)	Chile

The Infocheck Group Ltd.(5)	England

Verdad Informatica de Costa Rica, S.A.(3)	Costa Rica

Registrant’s subsidiary Equifax Information Services LLC owns 49% of the Class B stock and 100% of the Class C stock of RMA Holdings LLC (Delaware) which owns 100% of Purchase Paper, LLC (Delaware) and Risk Management Alternative Solutions LLC (Delaware).

Registrant’s subsidiary Equifax Europe LLC owns 85% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 100% of the stock of Dicodi, S.A. (Spain); 100% of the stock of Informacion Tecnica Del Credito S.L. (Spain); and 50% of the stock of Credinformacoes, Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems, B.V., wholly-owned subsidiary of Equifax Inc., which owns 25%.

Registrant’s subsidiary Equifax South America LLC owns 79% of the stock of Organizacion Veraz, S.A. (Argentina) and 15% of the stock of Infocom Honduras S.A. de C.B. (Honduras).

Registrant’s subsidiary Equifax South America LLC owns 100% of the stock of Equifax de Chile S.A. which owns 100% of the stock of Dicom S.A. which owns 100% of the stock of Credit Buro de Informacion Crediticia (Ecuador), and owns 49% of the stock of Dicom of Centro America (El Salvador), along with Equifax South America LLC, wholly-owned subsidiary of Equifax Inc., which owns 2%, and 16% of the stock of InfoCorp S.A. (Peru), along with Dicom S.A. which owns 35%.

Registrant’s subsidiary Equifax Information Services LLC owns 40% of FT/E Mortgage Soltuions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC (Georgia) which owns 39.6%, along with FT/E Mortgage Solutions, LLC, which owns 1% of Total Credit Services, L.P. (Delaware).

Registrant’s subsidiary Equifax de Chile, S.A. owns 100% of the stock of Dicom S.A. which owns 25% of the stock of Credit Bureau C.A. Buro de Informacion Crediticia (Ecuador).

Registrant’s subsidiary Equifax Information Services LLC owns 100% of Equifax Settlement Services LLC (Georgia), which owns 25% of Online Data Exchange LLC (Delaware) and 33% of Central Source LLC (Delaware).

Registrant’s subsidiary Equifax Information Services LLC owns 100% of Equifax Settlement Services LLC (Georgia), which owns 15% of ICBA SmartLender Advantage Services LLC.

Registrant’s subsidiary Equifax Information Services LLC owns 15% of ICBA Smartlender Advantage Network LLC.

(1)Subsidiary of Equifax Information Services LLC

(2)Subsidiary of Acrofax Inc.

(3)Subsidiary of Equifax Direct Marketing Solutions LLC

(4)Subsidiary of Equifax Europe LLC

(5)Subsidiary of Equifax Plc

(6)Subsidiary of Equifax South America LLC

(7)Subsidiary of Equifax de Chile, S.A.

(8)Subsidiary of Equifax Finance (1), Inc.

(9)Subsidiary of 3032423 Nova Scotia Company

(10)Subsidiary of Equifax Finance (2), Inc.

(11)Subsidiary of Equifax (Isle of Man) Ltd.

(12)Subsidiary of 3651754 Canada Inc.

(13)Subsidiary of Equifax Consumer Services, Inc.

(14)Subsidiary of Equifax eMarketing Solutions, Inc.

(15)Subsidiary of Equifax Capital Management, Inc.

(16)Subsidiary of Equifax do Brazil Holdings Ltd.

(17)Subsidiary of Equifax Investment (South America) LLC